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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch U.S.A. Government Reserves:

We consent to the use in Post-Effective Amendment No. 16 to Registration Statement No. 2-78702 of our report dated October 1, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
November 25, 1997